Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Rockwell Automation, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint REBECCA W. HOUSE and PATRICK P. GORIS, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, one or more Registration Statements and any and all amendments (including post-effective amendments) and supplements thereto, for the purpose of registering under the Securities Act of 1933, as amended, securities deliverable pursuant to the Rockwell Automation, Inc. 2020 Long-Term Incentives Plan.

Signature	Title	Date

/s/ Blake D. Moret Blake D. Moret	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	February 5, 2020

/s/ J. Phillip Holloman	Director	February 5, 2020
J. Phillip Holloman

/s/ Steven R. Kalmanson	Director	February 5, 2020
Steven R. Kalmanson

/s/ James P. Keane	Director	February 5, 2020
James P. Keane

/s/ Lawrence D. Kingsley	Director	February 5, 2020
Lawrence D. Kingsley

/s/ Pam Murphy	Director	February 5, 2020
Pam Murphy

/s/ Donald R. Parfet	Director	February 5, 2020
Donald R. Parfet

/s/ Lisa A. Payne	Director	February 5, 2020
Lisa A. Payne

/s/ Thomas W. Rosamilia	Director	February 5, 2020
Thomas W. Rosamilia

/s/ Patricia A. Watson	Director	February 5, 2020
Patricia A. Watson

/s/ Patrick P. Goris Patrick P. Goris	Senior Vice President and Chief Financial Officer (principal financial officer)	February 5, 2020

/s/ Rebecca W. House	Senior Vice President, Chief Legal Officer and Secretary	February 5, 2020
Rebecca W. House

/s/ Terry L. Riesterer	Vice President and Controller (principal accounting officer)	February 5, 2020
Terry L. Riesterer

2